EX-99.906CERT

Certification Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002; provided by the Chief Executive Officer and Chief Financial Officer, based on each such officer’s knowledge and belief.

The undersigned officers of Nuveen Multi-Currency Short-Term Government Income Fund (the “Fund”) certify that, to the best of each such officer’s knowledge and belief:

1.               The Form N-CSR of the Fund for the period ended December 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: March 9, 2012

/s/ Gifford R. Zimmerman
Gifford R. Zimmerman
Chief Administrative Officer (principal executive officer)

/s/ Stephen D. Foy
Stephen D. Foy
Vice President, Controller (principal financial officer)